Exhibit 10.17


This Note, and the indebtedness evidenced hereby, is subordinate and junior in right of payment in the manner and to the extent set forth in the Intercreditor and Subordination Agreement (the "Subordination Agreement") dated as of March 6, 2000 by and between Axess Corporation, Rheometric Scientific, Inc. and PNC Bank, National Association to all Senior Indebtedness (as defined in the Subordination Agreement) at any time owed by the Maker of this Note, and the holder of this Note, by its acceptance hereof, shall be bound by the Subordination Agreement, and this Note may be sold or otherwise transferred only in compliance with the conditions specified in the Subordination Agreement.



                AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE
                -------------------------------------------------



$750,000.00                                               Piscataway, New Jersey
                                                              September 28, 2001



FOR VALUE RECEIVED, RHEOMETRIC SCIENTIFIC, INC., a corporation duly organized and validly existing under the laws of the State of Delaware having its principal office at One Possumtown Road, Piscataway, New Jersey 08854 (hereinafter referred to as the "Maker") promises to pay to the order of AXESS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware having its principal office at 100 Interchange Boulevard, Newark, Delaware 19711, its successors or assigns (hereinafter referred to as the "Holder"), the aggregate principal sum of SEVEN HUNDRED FIFTY DOLLARS ($750,000.00) (the "Loan"), in lawful money of the United States, together with all unpaid accrued interest, fees and other expenses as set forth below.

    1. Rate of Interest. The Loan shall bear interest daily on the unpaid principal amount beginning on April 1, 2002 until payment in full at the rate of 6% per annum (hereinafter referred to as the "Rate of Interest"). All computations of interest shall be calculated on the basis of a 360 day year.

    2. Payment of Principal and Interest. Interest on the Loan shall be due and payable quarterly commencing on July 1, 2002 and on the first day of each calendar quarter thereafter until the Loan is paid in full. Except as otherwise provided in Section 3 hereof, commencing on July 1, 2002 and on the first day of each calendar quarter thereafter through and including December 31, 2005, there shall be made a payment of $50,000 as repayment of a portion of the principal amount of the Loan. The entire unpaid principal balance and unpaid accrued interest due with respect to the Loan, together with any and all other fees, expenses and sums due and owing with respect to the Loan, if any, shall be due and payable on February 28, 2006 (the "Maturity Date").

    3. Mandatory Prepayment. Subject to the terms of the Subordination Agreement, at the time of closing of Maker's sale of its business division currently operated under the name "Process Control Rheometer Business" (including any successor business unit, division or entity), the Maker shall remit to the Holder as a prepayment of the Loan, the net proceeds received by the Maker to the extent such net proceeds exceed Eight Hundred Twenty Thousand ($820,000) Dollars (the

"Excess Net Proceeds"). In the event the Excess Net Proceeds are insufficient to satisfy in full the then outstanding principal balance of the Loan, the Excess Net Proceeds shall be applied in inverse order of maturity and the quarterly payments of principal as provided in Section 2 hereof shall continue until the Loan is repaid in full. In addition, subject to the terms of the Subordination Agreement, at the time of the closing of a "Trigger Event" (as defined in Article Fourth of the proposed Amended and Restated Certificate of Incorporation, which definition is attached hereto as Exhibit A), the Maker shall remit to the Holder as a prepayment of the Loan the entire unpaid principal balance and unpaid accrued interest due with respect to the Loan, together with any and all other fees, expenses and sums due and owing with respect to the Loan.

    4. Optional Payment Prior to Maturity Date. Subject to the terms of the Subordination Agreement, the Maker may, upon at least three (3) days' notice to the Holder, prepay the principal amount due under this Note, in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid. Prepayment of all or any portion of the principal balance of this Note, shall not entitle the Maker to reborrow the amount so prepaid. All amounts prepaid shall be applied in inverse order of maturity.

    5. Tender of Payment. Principal and interest on this Note are payable at the principal administrative office of Holder located in Newark, Delaware, or such other place as Holder shall designate to Undersigned in writing, in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts. All payments on this Note shall be applied first to the payment of interest with any balance to the payment and reduction of principal.

    6. Time and Method of Payment. All sums payable to the Holder hereunder shall be paid directly to the Holder in immediately available funds or by certified check drawn on an account maintained with sufficient funds at a member of the New York Clearing House System.


    7. Further Assurances. Holder and Maker shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Note.

    8. Notice of Default. The Maker will notify Holder immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition or event that only with the giving of notice or passage of time or both, could become an Event of Default, or of the failure of the Maker to observe any of its undertakings hereunder.

    9. Events of Default. It shall be an Event of Default with respect to this Note and Loan upon the occurrence and continuation uncured of any of the following events:

    (a) Default in the payment when due of the principal of or any interest on this Note, which, in the event of a default in the payment of interest, has not been cured by full payment within five days of such interest due date; or

    (b) Default in the payment when due of the principal of or any interest due to PNC Bank, National Association, which has not been cured fully within the applicable time period; or

    (c) The dissolution of the Maker or the liquidation of all or substantially all of the assets of the Maker; or

    (d) The entry of a decree or order by a court having jurisdiction adjudging the Maker a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Maker of any substantial part of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) days; or the commencement by the Maker of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Maker of any substantial part of its property, or the making by it of an assignment for the benefit of creditors.

    10. Remedies Upon Event of Default. Upon each occurrence of an Event of Default and at any time during the continuation thereof (unless the principal of this Note shall already have become and be due and payable), the Holder, by notice in writing given to the Maker, may declare the entire principal of the Note then outstanding to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, anything herein contained to the contrary notwithstanding.

    11. No Notices. In order to entitle Holder to exercise any remedy available to Holder under this Note, it shall not be necessary for Holder to give any notice, other than such notice as may be expressly required in this Note.

    12. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Note should be breached by Maker and thereafter waived by the Holder, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

    13. Waiver. Maker and all other parties who at any time may be liable herein in any capacity, jointly and severally, waive presentment, demand for payment, protest and notice of dishonor of this Note, and authorize Holder without notice, but only with the consent of Maker, to grant extensions in the time of payment of and reduction or increase in the rate of interest on any moneys owing on this Note.

    IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered all as of the day and year first above written.


                                           Rheometric Scientific, Inc.



                                           By: /s/ Joseph Musanti
                                               -------------------------
                                               Title: Vice President

                                        3